Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-1) of Go Go Buyers

of our report dated May 12, 2021, with respect to the financial statements of Go Go Buyers included in this Form S-1 of Go Go Buyers for the year ended December 31, 2020.

/s/ Bolko & Associates, LLC

Boca Raton, FL

May 12, 2021